                                                                     EXHIBIT 4.1

                                                               FILED

                                                        96 JAN 16 AM 11:47

                                                        SECRETARY OF STATE
                                                        TALLAHASSEE, FLORIDA

                            ARTICLES OF INCORPORATION

                                       OF

                       METROPOLITAN HEALTH NETWORKS, INC.

      The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.

                                 ARTICLE I. NAME

      The name of the corporation shall be:

                       METROPOLITAN HEALTH NETWORKS, INC.

The address of the principal office of this corporation shall be 5816 North University Drive, Tamarac, Florida 33321, and the mailing address of the corporation shall be the same.

                         ARTICLE II. NATURE OF BUSINESS

      This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

      The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 50,000,000 shares of common stock having no par value per share.

                          ARTICLE IV. REGISTERED AGENT

      The street address of the initial registered office of the corporation shall be 1201 Hays Street, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Service Company.

                          ARTICLE V. TERM OF EXISTENCE

      This corporation is to exist perpetually.

                              ARTICLE VI. DIRECTORS

      All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of its Board of Directors, subject to any limitation set forth in these Articles of Incorporation. This corporation shall have one Director, initially. The name and address of the initial member of the Board of Directors are:

Noel J. Guillma                                     5816 North University Drive,
Dir.                                                Tamarac, Florida 33321

                            ARTICLE VII. INCORPORATOR

      The name and street address of the incorporator to these Articles of
Incorporation:

                             Corporate Agents, Inc.
                                1201 Hays Street
                           Tallahassee, Florida 32301

      The undersigned incorporator has executed these Articles of Incorporation on January 15, 1996.

                             /s/ Gail Shelby
                             ----------------------
                             Its Agent, Gail Shelby
                                  Incorporator

     ACCEPTANCE OF REGISTERED AGENT DESIGNATED IN ARTICLES OF INCORPORATION

      Corporation Service Company, a Delaware corporation authorized to transact business in this State, having a business office identical with the registered office of the corporation named above, and having been designated as the Registered Agent in the above and foregoing Articles, is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.

                          By: /s/ Gail Shelby
                              ----------------------
                              Its Agent, Gail Shelby
                              Authorized Service Representative
                                Corporation Service Company

ACG

                                                               FILED

                                                        96 MAY -6 PM  3:54

                                                        SECRETARY OF STATE
                                                        TALLAHASSEE, FLORIDA

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       METROPOLITAN HEALTH NETWORKS, INC.

      Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned officer of METROPOLITAN HEALTH NETWORKS, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, does hereby certify.

      The foregoing Article III was amended in its entirety and adopted by all of the Directors of the Corporation pursuant to a unanimous written consent of the Board of Directors on April 27, 1996, and by a majority of the Shareholders of the Common Stock of the Corporation acting by written consent pursuant to
Section 607.0821 of the Florida Business Corporation Act, which shares voting at such meeting represented a majority of the total issued and outstanding capital stock of the Corporation entitled to vote. Therefore, the number of cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

      The following Article should be amended to read:

                           ARTICLE III - CAPITAL STOCK

            The maximum number of shares of stock that the Corporation is authorized to issue and have outstanding at any one time shall be forty million (40,000,000) shares of Common Stock, $.001 par value per share and Ten Million (10,000,000) shares of Preferred Stock having a par value of $.001 per share. The Preferred Stock may be issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

      IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 27 day of April, 1996.

                                        METROPOLITAN HEALTH NETWORKS, INC.

                                        By: /s/ Noel J. Guillama
                                            --------------------
                                         Its: President & CEO.
                                              NOEL J. GUILLAMA

                                        JOEL D. MAYERSOHN, Esq. 10093492
                                        (954) 766-7843
                                        Atlas, Pearlman, Trop and Borkson
                                        200 E. Las Olas, Suite 1900
                                        Ft Lauderdale FL

                           P96000004953
                    FLORIDA DIVISION OF CORPORATIONS
                          PUBLIC ACCESS SYSTEM
(((H96000006191)))   ELECTRONIC FILING COVER SHEET

TO: DIVISION OF CORPORATIONS          FROM: ATLAS, PEARLMAN, TROP & BORKSON, P.A
    DEPARTMENT OF STATE                     PO BOX :4610
    STATE OF FLORIDA
    409 EAST GAINES STREET                  FT LAUDERDALE FL 33302-4610
    TALLAHASSEE, FL 32399          CONTACT: KATHY E RASLER
 FAX: (904) 922-4000                 PHONE: (305) 763-1200
                                       FAX: (305) 523-1952
(((H96000006191)))           DOCUMENT TYPE: BASIC AMENDMENT
               NAME: METROPOLITAN HEALTH NETWORKS, INC.
 FAX AUDIT NUMBER: H96000006191                 CURRENT STATUS: REQUESTED
   DATE REQUESTED: 05/01/1996                   TIME REQUESTED: 16:05:11
 CERTIFIED COPIES: 1                     CERTIFICATE OF STATUS: 0
  NUMBER OF PAGES: 1                        METHOD OF DELIVERY: FAX
 ESTIMATED CHARGE: $87.50                       ACCOUNT NUMBER: 076247002423

Note: Please print this page and use it as a cover sheet when submitting documents to the Division of Corporations. Your document cannot be processed without the information contained on this page. Remember to type the Fax Audit number on the top and bottom of all pages of the document.

(((H96000006191)))
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ENTER SELECTION AND [CR]:
[#1] [ ] COMPUSER[ ] MENU      [ ]0:05:33[ ]        04:12p[ ]        Capture Off

                                                              FILED

                                                        96 MAY -6 PM  3:54

                                                        SECRETARY OF STATE
                                                        TALLAHASSEE, FLORIDA

                                    RECEIVED

                               96 MAY -2 AM 11:16

                              MANSION CORPORATIONS

                           FLORIDA DIVISION OF CORPORATIONS
                                PUBLIC ACCESS SYSTEM
( ( (H96000006191) ) )      ELECTRONIC FILING COVER SHEET
TO: DIVISION OF CORPORATIONS         FROM: ATLAS, PEARLMAN, TROP & BORKSON, P.A
    DEPARTMENT OF STATE                    PO BOX 14610
    STATE OF FLORIDA
    409 EAST GAINES STREET                 FT LAUDERDALE FL 33302-4610
    TALLAHASSEE, FL 32399         CONTACT: KATHY E RASLER
 FAX: (904) 922-4000                PHONE: (305) 763-1200
                                      FAX: (305) 523-1952
( ( (H96000006191) ) )     DOCUMENT TYPE:  BASIC AMENDMENT
                  NAME: METROPOLITAN HEALTH NETWORKS, INC.
FAX AUDIT NUMBER: H96000006191                 CURRENT STATUS: REQUESTED
  DATE REQUESTED: 05/01/1996                   TIME REQUESTED: 16:05:11
CERTIFIED COPIES: 1                     CERTIFICATE OF STATUS: 0
 NUMBER OF PAGES: 1                        METHOD OF DELIVERY: FAX
ESTIMATED CHARGE: $87.50                       ACCOUNT NUMBER: 076247002423

Note: Please print this page and use it as a cover sheet when submitting documents to the Division of Corporations. Your document cannot be processed without the information contained on this page. Remember to type the Fax Audit number on the top and bottom of all pages of the document.
(((H96000006191)))

**ENTER 'M' FOR MENU. **
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                                    RECEIVED

                               96 MAY -6 PM 1:29

                              MANSION CORPORATIONS

                       [FLORIDA DEPARTMENT OF STATE LOGO]

                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                               Secretary of State

May 2, 1996

METROPOLITAN HEALTH NETWORKS, INC.
5816 NORTH UNIVERSITY DRIVE
TAMARAC, FL 33321

SUBJECT: METROPOLITAN HEALTH NETWORKS, INC.
REF: P96000004953

We received your electronically transmitted document. However, the document has not been filed and needs the following corrections.

The name and capacity of the person signing the document must be noted beneath or opposite the signature.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call
(904) 487-6902.

Linda Stitt                                     FAX And. #: H96000006191
Corporate Specialist                            Letter Number: 896200021312

                                                              FILED

                                                        97 DEC 30 AM 11:25

                                                        SECRETARY OF STATE
                                                        TALLAHASSEE, FLORIDA

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                       METROPOLITAN HEALTH NETWORKS, INC.

      Pursuant to Section 607.10025, of the Business Corporation Act of the State of Florida, the undersigned President of METROPOLITAN HEALTH NETWORKS, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida ("Corporation"), bearing document number P96000004953, does hereby certify that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company (the "Board of Directors") by unanimous written consent dated July 28, 1997, which constituted all requisite action on the part of the Company for adoption of such resolutions.

      WHEREAS, the Articles of Incorporation of the Corporation authorizes 10,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding.

      WHEREAS, the Board of Directors is authorized at any time and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relations, participating, optional or other special rights, qualifications, limitations or restrictions thereof.

      WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

            NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and, in accordance therewith, Article III entitled, "Capital Stock" of the Articles of Incorporation of this Corporation is revised to include the number of shares constituting such series and the rights, preferences, privileges and restrictions relating to such series as follows:

      C. Series A Preferred Stock.

            1. Designation and Number of Shares. The Preferred Stock shall be designated "Series A Convertible Stock" of a par value of $.001 per share, and the number of shares constituting the Series A Preferred Stock shall be 30,000 shares.

            2. Dividend Rights. Holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share, as a percentage of the stated value of $100.00 per share ("STATED VALUE") equal to 10% percent per annum ("INITIAL DIVIDENDS"), payable, in cash or shares of Common Stock (subject to the terms and conditions hereof) at the option of the Company quarterly in arrears, but in no event later than conversion applicable to such share of Series A Preferred Stock. Dividends on the Series A Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing the date of issuance and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Series A Preferred Stock of record on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series A Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the holders of the Preferred Stock based upon the number of shares held by each holder.

            3. Conversion.

            (a) Each share of Series A Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio (as defined herein) at the option of the holder in whole or in part as at any time commencing seven months after the date of issuance. "CONVERSION RATIO" means, at any time, a fraction, of which the numerator is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid interest thereon) but only to the extent not paid in shares of Common Stock in accordance with the terms hereof, and of which the denominator is the Conversion Price at such time. The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Series A Preferred Stock to be converted to the legal counsel for the Company, with a copy thereof to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "CONVERSION NOTICE"), provided, however, that the holder shall not convert more than 7,500 shares of Series A Preferred Stock in any one quarter. Each Conversion Notice shall specify the number of shares of Series A Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice by facsimile (the "CONVERSION DATE")- If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is delivered. Each Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Series A Preferred Stock represented by the certificate or certificates tendered by the holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall convert up to the number of shares of Series A Preferred Stock which can be so converted and shall promptly deliver to such holder a certificate for such number of shares as have not been converted. Notwithstanding anything to the contrary contained herein, the Company shall have the right to deny conversion of the Series A Preferred Stock, at which time the holder shall be entitled to receive and the Company shall pay additional cumulative dividends at the rate per share (as a percentage of the Stated Value) equal to 5% per annum, and together with the Initial Dividend rate, to equal fifteen (15%) percent per annum payable under the same terms as the Initial Dividends. No fractional share or scrip representing a fractional share will be issued upon conversion of the Series A Preferred Stock. In the event of any reclassification, merger, consolidation or change of shares of the Series A Preferred Stock and/or the Common Stock of the Corporation, the Corporation shall make adjustments to the conversion ratio that shall be as nearly equivalent to that stated above as may be practical.

            (b) The conversion price for each share of Series A Preferred Stock (the "CONVERSION PRICE") in effect on any Conversion Date shall be the lesser of (a) 85% of the average closing bid price of the Common Stock reported by the principal exchange on which the Common Stock is traded, the NASDAQ Small Cap Market or any other exchange the Common Stock is then traded, for the ten (10) trading days immediately preceding the Conversion Date, or (b) $6.00.

            (c) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable.

            (d) The Conversion Price will be subject to adjustment in certain events, including (i) the issuance of capital stock as a dividend or distribution on Common Stock, (ii) subdivision, combinations, reverse stock splits and reclassification of the Common Stock, (iii) the fixing of a record date for the issuance to all holders of Common Stock of rights or warrants entitling them (for a period expiring within 45 days of such record date) to subscribe for Common Stock and (iv) the fixing of a record date for the distribution to all holders of Common Stock of evidence of indebtedness or assets (other than cash dividends) of the Corporation or subscription rights or warrants (other than those referred to above).

            (e) Shares of Series A Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.

            4. Redemption. The Company shall have the right, exercisable at any time upon 10 trading days notice to the holders of the Series A Preferred Stock given at any time after the expiration of two years after the date of issuance to redeem, from funds legally available therefor at the time of such redemption, all or any portion of the shares of Series A Preferred Stock which have not previously been converted or redeemed, at a price equal to 105% of the product of (i) the number of shares of Preferred Stock then held by the holder, and (ii) the Stated Value.

            5. Voting Rights. Except as provided by law, the Series A Preferred Stock shall not be entitled to vote on matters submitted to a vote of the shareholders of the Corporation. Unless the vote or consent of the holders of a greater number of shares is required by law, the consent of the holders of at least a majority of all of the Series A Preferred Stock at the time outstanding shall be necessary to change, alter or revoke the rights and preferences conferred on the Series A Preferred Stock by the Articles of Incorporation or to adopt any amendment to the Articles of Incorporation materially adversely affecting the rights of the holders of the Series A Preferred Stock.

            6. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, holders of the Series A Preferred Stock shall be entitled to receive, after due payment or provision for payment for the debts and other liabilities of the Corporation, a liquidating distribution before any distribution may be made to holders of Common Stock of the Corporation. The holders of the Series A Preferred Stock outstanding shall be entitled to receive an amount equal to the Stated Value, plus declared dividends to the date of the final distribution, whether or not such liquidation, dissolution or winding up is voluntary or involuntary on the part of the Corporation.

            7. Miscellaneous. The Series A Preferred Stock has no preemptive rights. The Corporation reserves the right to issue up to an additional 9,970,000 shares of preferred stock, representing the balance of the authorized preferred stock, with designations and preferences as the Board of Directors shall determine. The Series A Preferred Stock and the Common Stock into which such Series A Preferred Stock is convertible, when issued will be legally issued, fully paid and non-assessable.

      IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of July 29, 1997.

                                    METROPOLITAN  HEALTH NETWORKS, INC.

                                    By: /s/ Noel J. Guillama
                                        ----------------------------------------
                                        Noel J. Guillama, Chairman and President

                                    By: /s/ Donald B. Cohen
                                        ----------------------------------------
                                        Donald B. Cohen, Secretary

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.01 per share (the "Common Stock"), of Metropolitan Health Networks, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

                             Date to Effect Conversion

                             ___________________________________________________
                             Number of shares of Preferred Stock to be Converted

                             ___________________________________________________
                             Number of shares of Common Stock to be Issued

                             ___________________________________________________
                             Applicable Conversion Price

                             ___________________________________________________
                             Signature

                             ___________________________________________________
                             Name

                             ___________________________________________________
                             Address

The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Common Stock outstanding on such date and the number of shares of Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, if the Company determines that such conversion would result in it owning in excess of 4.9% of the outstanding shares of Common Stock on such date, the Company shall convert up to an amount equal to 4.9% of the outstanding shares of Common Stock and issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision.

                                                                   FILED
                                                             98 APR 27 AM 11:59
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                              ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                       METROPOLITAN HEALTH NETWORKS, INC.

                      (Pursuant to Section 607.0602 of the
                        Florida Business Corporation Act)

      Metropolitan Health Networks, Inc., a corporation organized and existing under the Florida Business Corporation Act (the "Corporation") bearing document no. P96000004953, hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on April 16, 1998 pursuant to authority of the Board of Directors:

      RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Articles of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.001 per share (the "Preferred Stock"), and hereby amends Article 3 of the Articles of Incorporation to include the following which states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

      Series B Convertible Preferred Stock:

I.    Designation and Amount

      The designation of this series, which consists of 2,000 shares of Preferred Stock, is Series B Convertible Preferred Stock (the "Series B Preferred Stock") and the stated value shall be One Thousand Dollars ($1,000) per share (the "Stated Value").

II.   Rank

      The Series B Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.001 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series B Preferred Stock obtained in accordance with Article IX hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series B Preferred Stock) (collectively, with the Common Stock, "Junior Securities");
(iii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series B Preferred Stock ("Pari Passu Securities"); and (iv) junior

This document prepared by:
ROXANNE K. BEILLY, ESQ., Florida Bar No. 851450
Atlas, Pearlman, Trop & Borkson, P.A.
200 E. Las Olas Blvd., Suite 1900
Ft. Lauderdale, FL 33301 Phone: (954) 763-1200
to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series B Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

III.  Dividends

      The Series B Preferred Stock shall not bear any dividends. In no event, so long as any Series B Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities (other than a distribution of Junior Securities), without, in each such case, the written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a class.

IV.   Liquidation Preference

      A. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series B Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B Preferred Stock and holders of Pari Passu Securities (including any dividends or distribution paid on any Pari Passu Securities after the date of filing of this Certificate of Designation) shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares. Any prior dividends or distribution made after the date of filing of this Certificate of Designation shall offset, dollar for dollar, the amount payable to the class or series to which such distribution was made.

      B. At the option of any holder of Series B Preferred Stock, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute upon consummation of such transaction an amount equal to 120% of the Liquidation Preference with respect to each outstanding share of Series B Preferred Stock in accordance with and subject to the terms of this Article IV or (ii) be treated pursuant to Article VI.C(b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

      C. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series B Preferred Stock shall mean an amount equal to the sum of
(i) the Stated Value thereof plus (ii) and amount equal to five percent (5%) per annum of such Stated Value for the period beginning on the date of issuance of the Series B Preferred Stock (the "Issue Date") and ending on the date of final distribution to the holder thereof (prorated for any portion of such period). The liquidation preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

V.    Redemption

      A. If any of the following events (each, a "Mandatory Redemption Event") shall occur:

            (i) The Corporation fails to issue shares of Common Stock to the holders of Series B Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Certificate of Designation (for a period of at least sixty (60) days if such. failure is solely as a result of the circumstances governed by the second paragraph of Article VI.F below and the Corporation is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the holders upon conversion of the Series B Preferred Stock as and when required by this Certificate of Designation or the Registration Rights Agreement, dated as of April 24, 1998, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement"), fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of Series B Preferred Stock upon conversion of the Series B Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement dated as of April 24, 1998, by and between the Corporation and the other signatories thereto (the "Purchase Agreement") or the Registration Rights Agreement, or fails to fulfill its obligations pursuant to Sections 4(c), 4(e), 4(h), 4(i), 4(j) or 5 of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncurred (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) business days;

            (ii) The Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration Statement (as defined in the Registration Rights Agreement) prior to October 31, 1998 or such Registration Statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective;

            (iii) The Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

            (iv) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation;

            (v) The Corporation shall fail to maintain the listing of the Common Stock on the Nasdaq National Market, the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange or the American Stock Exchange and such failure shall remain uncured for at least ten (10) business days, then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs (i), (ii) or (v) at the option of the holders of at least 50% of the then outstanding shares of Series B Preferred Stock by written notice (the "Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iii) or (iv), the Corporation shall purchase each holder's shares of Series B Preferred Stock for an amount per share equal to the greater of (1) 120% multiplied by the sum of (a) the Stated Value of the shares to be redeemed plus (b) an amount equal to five (5%) percent per annum of such Stated Value for the period beginning on the Issue Date and ending on the date of payment of the Mandatory Redemption Amount (the "Mandatory Redemption Date"), and (2) the "parity value" of the shares to be redeemed, where parity value means the product of (a) the number of shares of Common Stock issuable upon conversion of such shares in accordance with Article VI below (without giving any effect to any limitations or conversions of shares set forth in Article VI.A(b)) below , and treating the Trading Day (as defined in Article VI.B.) immediately preceding the Mandatory Redemption Date as the "Conversion Date" (as defined in Article VI.B(a)) unless the Mandatory Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the Closing Price (as defined in Article VI.A(b)) for the Common Stock on such "Conversion Date" (the greater of such amounts being referred to as the "Mandatory Redemption Amount").

      In the case of a Mandatory Redemption Event, if the Corporation fails to pay the Mandatory Redemption Amount for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series B Preferred Stock Shall have the right at any time, so long as the Mandatory Redemption Event continues, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of the Mandatory Redemption Amount, with respect to each outstanding share of Series B Preferred Stock held by such holder, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Amount divided by the Conversion Price then in effect.

      B. If the Series B Preferred Stock ceases to be convertible as a result of the limitations described in the second paragraph of Article VI.A below (a "19.99% Redemption Event"), and the Corporation has not prior to, or within thirty (30) days of, the date that such 19.99% Redemption Event arises, (i) obtained approval of the issuance of the additional shares of Common Stock by the requisite vote of the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series B Preferred Stock that were issued upon conversion of Series B Preferred Stock) or (ii) received other permission pursuant to Nasdaq Marketplace Rule 4460(i) allowing the Corporation to resume issuances of shares of Common Stock upon conversion of Series B Preferred Stock, then the Corporation shall be obligated to redeem immediately all of the then outstanding Series B Preferred Stock, in accordance with this Article V.B. An irrevocable Redemption, Notice shall be delivered promptly to the holders of Series B Preferred Stock at their registered address appearing on the records of the Corporation and shall state
(1) that 19.99% of the Outstanding Common Amount (as defined in Article VI.A) has been issued upon exercise of the Series B Preferred Stock, (2) that the Corporation is obligated to redeem all of the outstanding Series B Preferred Stock and (3) the Mandatory Redemption Date, which shall be a date within five
(5) business days of the Date of the Redemption Notice. On the Mandatory Redemption Date, the Corporation shall make payment of the Mandatory Redemption Amount (as defined in Article V.A. above) in cash. If the Corporation fails to redeem in accordance with this Article V.B., then, in addition to all other remedies available to the holders of the Series B Preferred Stock, upon request of a majority-in-interest of the Series B Preferred Stock, the Corporation shall terminate the listing of its Common Stock on Nasdaq Small Cap (and any other exchange or quotation system with a rule substantially similar to Rule 4460(i)) and cause its Common Stock to be eligible for trading on the over-the-counter electronic bulletin board.

      C. Notwithstanding anything to the contrary contained in this Article V, so long as no Mandatory Redemption. Event shall have occurred and be continuing, the Corporation shall have the right, on the date which is the third (3rd) anniversary of the date on which the Registration Statement is declared effective by the SEC, exercisable on not less than twenty (20) Trading Days prior written notice to the holders of Series B Preferred Stock, to redeem all of the outstanding shares of Series B Preferred Stock in accordance with this
Article V. Any notice of redemption hereunder (an "Optional Redemption") shall be delivered to the holders of Series B Preferred Stock at their registered addresses appearing on the books and records of the Corporation and shall state
(1) that the Corporation is exercising its right to redeem all of the outstanding shares of Series B Preferred Stock issued on the Issue Date and (2) the date of redemption (the "Optional Redemption Notice"). On the date fixed for redemption (the "Optional Redemption Date"), the Corporation shall make payment of the Optional Redemption Amount (as defined below) to or upon the order of the holders as specified by the holders in writing to the Corporation at least one (1) business day prior to the Optional Redemption Date. If the Corporation exercises its right to redeem the Series B Preferred Stock, the Corporation shall make payment to the holders of an amount in cash (the "Optional Redemption Amount") equal to 120% multiplied by the sum of (i) the Stated Value of the shares of Series B Preferred Stock to be redeemed and (ii) an amount equal to five percent (5%) per annum of such Stated Value for the period beginning on the Issue Date and ending on the Optional Redemption Date, for each share of Series B Preferred Stock then held. Notwithstanding notice of an Optional Redemption, the holders shall at all times prior to the Optional Redemption Date maintain the right to convert all or any shares of Series B Preferred Stock in accordance with Article VI and any shares of Series B Preferred Stock so converted after receipt of an Optional Redemption Notice and prior to the Optional Redemption Date set forth in such notice and payment of the aggregate Optional Redemption Amount shall be deducted from the shares of Series B Preferred Stock which are otherwise subject to redemption pursuant to such notice.

      From time to time following the Issue Date, the holders may request advance notice as to whether the Corporation intends to redeem the shares of Series B Preferred Stock. Such request shall be made in writing and the Corporation shall respond in writing as promptly as practicable but prior to 5:00 p.m. Eastern Standard Time one (1) business day after receipt of the request. The Corporation will be bound by such response for a period of twenty
(20) Trading Days (the "Term") from the date of its response. A failure to respond within one (1) business day shall be deemed to be an election not to redeem the Series B Preferred Stock during the Term. The holders may not request such notice in the event that the Corporation files a registration statement where the use of proceeds set forth in such registration statement are identified for purposes of redemption of the outstanding Series B Preferred Stock.

VI.   Conversion at the Option of the Holder

      A (a) Each holder of shares of Series B Preferred Stock may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series B Preferred Stock into Common Stock as follows (an "Optional Conversion"). Each share of Series B Preferred Stock shall be convertible into such number of fully paid and nonassessable Shares of Common Stock as is determined by dividing (1) the sum of
(a) the Stated Value thereof plus (b) the Premium Amount (as defined below), by
(2) the then effective Conversion Price (as defined below); provided,, however, that, unless the holder delivers a waiver in accordance with the immediately following sentence, in no event (other than pursuant to the Automatic Conversion (as defined herein)) shall a holder of shares of Series B Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series B Preferred Stock) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a bolder and such holder's affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso and (ii) a holder may waive the limitations set forth therein by written notice to the Corporation upon not less than sixty-one (61) days prior written notice (with such waiver taking effect only upon the expiration of such sixty-one (61) day notice period).

            (b) The "Premium Amount" means the product of the Stated Value, multiplied by .05, multiplied by (N/365), where "N" equals the number of days elapsed from the Issue Date to and including the Conversion Date (as defined in Article VLB, below).

            (c) So long as the Common Stock is listed for trading on Nasdaq SmallCap or an exchange or quotation system with a rule substantially similar to Rule 4460(i) then, notwithstanding anything to the contrary contained herein if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series B Preferred Stock (including any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of the Series B Preferred Stock for purposes of such rule) equals 19.99% of the "Outstanding Common Amount" (as hereinafter defined), the Series B Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of this Article VI and Article VII below, unless the Corporation (i) has obtained approval of the issuance of the Common Stock upon conversion of the Series B Preferred Stock by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series B Preferred Stock that were issued upon conversion of Series B Preferred Stock), or (ii) shall have otherwise obtained permission to allow such issuances from Nasdaq SmallCap in accordance with Nasdaq SmallCap Rule 4460(i). If the Corporation's Common Stock is not then listed on Nasdaq SmallCap or an exchange or quotation system that has a rule substantially similar to Rule 4460(i) limitations set forth herein shall be inapplicable and of no force and effect. For purposes of this paragraph, "Outstanding Common Amount" means (i) the number of shares of the Common Stock outstanding on the date of issuance of the Series B Preferred Stock pursuant to the Purchase Agreement plus (ii) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount." With respect to each holder of Series B Preferred Stock, the Maximum Share Amount shall refer to such holder's pro rata share thereof determined in accordance with Article X below. In the event that Corporation obtains Stockholder Approval or the approval of Nasdaq SmallCap, by reason of the inapplicability of the rules of Nasdaq SmallCap or otherwise and concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is not obtained, there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the Holder may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the effective date of such registration statement. In the event that (a) the aggregate number of shares of Common Stock issued pursuant to the outstanding Series B Preferred Stock represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of Series B Preferred Stock plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Series B Preferred Stock, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Corporation will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Mandatory Redemption Date.

            B. (a) Subject to subparagraph (b) below, the "Conversion Price" shall be the lesser of the Market Price (as defined herein) and the Fixed Conversion Price (as defined herein), subject to adjustments pursuant to the provisions of Article VI.C below. "Market Price" shall mean the average of the three (3) lowest Closing Bid Prices during the twelve (12) consecutive Trading Day period ending one (1) Trading Day prior to the date (the "Conversion Date") the Conversion Notice is sent by a holder to the Corporation via facsimile (the "Pricing Period"). The "Fixed Conversion Price" shall mean $4.00. "Closing Bid Price" means, for any security as of any date, the closing bid price on Nasdaq SmallCap as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority in interest of the shares of Series B Preferred Stock and the Corporation ("Bloomberg") or, if Nasdaq SmallCap is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security or as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Series B Preferred Stock being converted for which the calculation of the Closing Bid Price is required in order to determine the Conversion Price of such Series B Preferred Stock. "Trading Day" shall mean any day on which the Common Stock is traded for any period on Nasdaq SmallCap, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

            (b) Notwithstanding anything contained in subparagraph (a) of this Paragraph B to the contrary, in the event the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock or otherwise publicly announces an intention to replace a majority of the corporation's Board of Directors by waging a proxy battle or otherwise (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional

Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph (a) of this Article VI.B. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction, tender offer or removal of the majority of the Board of Directors which a public announcement as contemplated by this subparagraph (b) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this subparagraph (b) to become operative.

      C. The Conversion Price shall be subject to adjustment from time to time as follows:

            (a) Adjustment to Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when Series B Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, rights offering below the Trading Price (as defined below) to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Automatic Conversion of the Series B Preferred Stock, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

            (b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when Series B Preferred Stock is issued and outstanding and prior to the conversion of all Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection, with a plan of complete liquidation of the Corporation, then the holders of Series B Preferred Stock shall thereafter have the right to receive upon conversion of the Series B Preferred Stock, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series B Preferred Stock would have been entitled to receive in such transaction had the Series B Preferred Stock been converted in full (without regard to any limitations on conversion contained herein) immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Series B Preferred Stock. The Corporation shall not effect any transaction described in this subsection (b) unless (a) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series B Preferred Stock shall be entitled to convert the Series B Preferred Stock) and
(b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subsection (b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

            (c) Other Securities Offerings. If, at any time after the Issue Date, the Corporation sells Common Stock or securities convertible into, or exchangeable for, Common Stock, other than a sale pursuant to a bona fide firm commitment underwritten public offering of Common Stock by the Corporation (not including a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended), (collectively, the "Other Common Stock"), then, if the effective or maximum sales price of the Common Stock with respect to such transaction (including the effective or maximum conversion, or exchange price) ("Other Price") is less than the effective Conversion Price of the Series B Preferred Stock at such time and such Other Common Stock is eligible for resale prior to December 31, 1999, the Corporation shall adjust the Conversion Price applicable to the Series B Preferred Stock not yet converted in form and substance reasonably satisfactory to the holders of Series B Preferred Stock so that the Conversion Price applicable to the Series B Preferred Stock shall not, in any event, be greater, after giving effect to all other adjustments contained herein, than the Other Price.

            (d) Adjustment Due to Distribution. Subject to Article III, if the Corporation shall declare or make any distribution of its asses (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash, or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the holders of Series B Preferred Stock shall be entitled, upon any conversion of shares of Series B Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

            (e) Purchase Rights. Subject to Article III, if at any time when any Series B Preferred Stock is issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            (f) Adjustment for Restricted Periods. In the event that (1) the Corporation fails to obtain effectiveness with the Securities and Exchange Commission of the Registration Statement (as defined in the Registration Rights Agreement) prior to one hundred twenty (120) days following the Issue Date, or
(2) such Registration Statement lapses in effect, or sales otherwise cannot be made thereunder, whether by reason of the Corporation's failure or inability to amend or supplement the prospectus (the "Prospectus") included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective (including, without limitation, during an Allowed Delay (as defined in Section 3(f) of the Registration Rights Agreement), then the Pricing Period shall be comprised of, (i) in the case of an event described in clause (1), the twenty (20) Trading Days preceding the 120th day following the Issue Date plus all Trading Days through and including the third Trading Day following the date of effectiveness of the Registration Statement; and (ii) in the case of an event described in clause (2), the number of Trading Days preceding the date on which the holder of the Series B Preferred Stock is first notified that sales may not be made under the Prospectus that would otherwise then be included in the Pricing Period in accordance with the definition thereof set forth in Article VI.B(a), plus all Trading Days through and including the third Trading Day following the date on which the Holder is first notified that such sales may again be made under the Prospectus. If a holder of Series B Preferred Stock determines that sales may not be made pursuant to the Prospectus (whether by reason of the Corporation's failure or inability to amend or supplement the Prospectus) it shall so notify the Corporation in writing and, unless the Corporation provides such holder with a written opinion of the Corporation's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

            (g) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI.C, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Stock.

      D. For purposes of Article VI. C(a) above, "Trading Price," which shall be measured as of the record date in respect of the rights offering means (i) the average of the last reported sale prices for the shares of Common Stock on Nasdaq SmallCap as reported by Bloomberg, as applicable, for the five (5) Trading Days immediately preceding such date, or (ii) if Nasdaq SmallCap is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Trading Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, (b) at the option of a majority-in-interest of the holders of the outstanding Series B Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

      E. In order to convert Series B Preferred Stock into full shares of Common Stock, a holder of Series B Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") to the Corporation by facsimile dispatched on the Conversion Date (or by other means resulting in notice to the Corporation on the Conversion Date) at the office of the Corporation or its designated Transfer Agent for the Series B Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series B Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and (ii) surrender the original certificates representing the Series B Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent for the Series B Preferred Stock as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Company or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph
(a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with, subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

            (a) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

            (b) Delivery of Common Stock Upon Conversion. Upon the surrender of certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within two (2) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above) (the
"Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series B Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series B Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $2,000 per day in cash for each day beyond a two (2) day grace period following the Delivery Period that the Corporation fails to deliver Common Stock (a "Conversion Default") issuable upon surrender of shares of Series B Preferred Stock with a Notice of Conversion until such time as the Corporation has delivered all such Common Stock (the "Conversion Default Payments") Such cash amount shall be paid to such holder by the fifth day of the month following the month in which, it has accrued or, at the option of the holder (by written notice to the Corporation by the first day of the month following the month in which it has accrued), shall be convertible into Common Stock in accordance with the terms of this Article VI.

      In lien of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Article VI.A. and in this Article VI.E., the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

            (c) No Fractional Shares. If any conversion of Series B Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock such issuable share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of the Series B Preferred Stock shall be the next higher number of shares.

            (d) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in notice) to the Corporation or its Transfer Agent before Midnight, New York City time, on the Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series B Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series B Preferred Stock shall survive to the extent the corporation fails to deliver such securities.

            F. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series B Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation free from preemptive rights, for such conversion or exercise. As of the date of issuance of the Series B Preferred Stock, 750,000 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Series B Preferred Stock (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(h) of the Purchase Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Preferred Stock.

      If at any time a holder of shares of Series B Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "Conversion Default"), the Corporation shall issue to the holder (or holders, if more than one holder submits a Notice of Conversion in respect of the same Conversion Date, pro rata based on the ratio that the number of shares of Series B Preferred Stock then held by each such holder bears to the aggregate number of such shares held by such holders) all of the shares of Common Stock which are available to effect such conversion. The number of shares of Series B Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the

Conversion Date elected by the holder in respect thereof. The Corporation shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following a Conversion Default. In addition, the Corporation shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (a) (N/365), multiplied by (b) the sum of the Stated Value plus the Premium Amount per share of Series B Preferred Stock through the Authorization Date (as defined below), multiplied by (c) the Excess Amount on the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date"), multiplied by (d). 24, where (i) N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series B Preferred Stock. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Price, at the holder's option, as follows:

            (a) In the event the holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

            (b) In the event the holder elects to take-such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with The terms of this Article VI (so long as there is then A sufficient number of authorized shares).

      Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

            G. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to mis Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Stock

            H. Upon submission of a Notice of Conversion by a holder of Series B Preferred

Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of shares of Series B Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the holder shall regain the rights of a holder of such shares of Series B Preferred Stock with respect to such unconverted shares of Series B Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares of Series B Preferred Stock to the holder or, if such shares of Series B Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series B Preferred Stock have not been converted. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, the right to receive Conversion Default Payments pursuant to Article IV.E. to the extent required thereby for such Conversion Default and any subsequent Conversion Default).

VII. Automatic Conversion

      So long as the Registration Statement is effective and there is not then a continuing Mandatory Redemption Event, each share of Series B Preferred Stock issued and outstanding on April 24, 2003, subject to any adjustment pursuant to
Article V.A.(ii) (the "Automatic Conversion Date"), automatically shall be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with, and subject to, the provisions of Article VI hereof (the "Automatic Conversion"). The Automatic Conversion Date shall be delayed by one (1) Trading Day each for each Trading Day occurring prior thereto and prior to the full conversion of the Series B Preferred Stock that (i) sales cannot be made pursuant to the Registration Statement (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise including any Allowed Delays (as defined in Section 3(f) of the Registration Rights Agreement) or (ii) any Default Event (as defined in Article V.A.) exists, without regard to whether any cure periods shall have run. The Automatic Conversion Date shall be the Conversion Date for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holder.

VIII. Voting Rights

      The holders of the Series B Preferred Stock have no voting power whatsoever, except as otherwise provided by the Florida Corporation Law ("FCL"), in this Article VIII, and in Article IX below.

      Notwithstanding the above, the Corporation shall provide each holder of Series B Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the

Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

      To the extent that under the FCL the vote of the holders of the Series B Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Preferred Stock (except as otherwise may be required under the FCL) shall constitute the approval of such action by the class. To the extent that under the FCL holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series B Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the FCL.

IX.   Protective Provisions

      So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the FCL) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

            (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock or any Senior Securities so as to affect adversely the Series B Preferred Stock;

            (b) create any new class or series of capital stock having a preference over the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Senior Securities");

            (c) create any new class or series of capital stock ranking pari passu with the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Pari Passu Securities");

            (d) increase the authorized number of shares of Series B Preferred Stock; or

            (e) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

      In the event holders of at least a majority of the then outstanding shares of Series B Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, pursuant to subsection (a) above, so as to affect the Series B Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series B Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series B Preferred Stock.

X.    Pro Rata Allocations

      The Maximum Share Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Corporation pro rata among the holders of Series B Preferred Stock based on the number of shares of Series B Preferred Stock then held by each holder relative to the total aggregate number of shares of Series B Preferred Stock then outstanding.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

            IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 24th day of April, 1998.

                                              METROPOLITAN HEALTH NETWORKS, INC.

                                              By: /s/ Anthony J. Gigiliotti
                                                  -----------------------------
                                                  Name: Anthony J. Gigiliotti
                                                  Title: Chairman

                                                        JUL-8 AM 10:2[ILLEGIBLE]

                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       METROPOLITAN HEALTH NETWORKS, INC.

                      (Pursuant to Section 607.0602 of the
                        Florida Business Corporation Act)

      Metropolitan Health Networks, Inc., a corporation organized and existing under the Florida Business Corporation Act (the "Corporation") bearing document no. P96000004953, hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on June 30, 1998 pursuant to authority of the Board of Directors:

      RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Articles of Incorporation on April
16, 1998, the Board of Directors authorized a series of the Corporation's previously authorized Preferred Stock, par value $.001 per share, as Series B Preferred Stock, in the aggregate amount of 2,000 shares; and

      RESOLVED, that pursuant to the unanimous Written Consent of the Board of Directors and sole Series B Preferred Stockholder, the Corporation increased the authorized amount of Series B Preferred Stock from 2,000 shares to 7,000 shares and hereby amends Article 3 of the Articles of Amendment to replace the description of the Series B Preferred Stock with the following which, states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions of the Series B Preferred Stock thereof as follows:

      Series B Convertible Preferred Stock:

I.    Designation and Amount

      The designation of this series, which consists of 7,000 shares of Preferred Stock, is Series B Convertible Preferred Stock (the "Series B Preferred Stock") and the stated value shall be One Thousand Dollars ($1,000) per share (the "Stated Value").

This document prepared by:
ROXANNE K. BEILLY, ESQ., Florida Bar No. 851450
Atlas, Pearlman, Trop & Borkson, P.A.
200 E. Las Olas Blvd., Suite 1900
Ft. Lauderdale, FL 33301 Phone: (954) 763-1200

II.   Rank

      The Series B Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.001 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series B Preferred Stock obtained in accordance with Article IX hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series B Preferred Stock) (collectively, with the Common Stock, "Junior Securities");
(iii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series B Preferred Stock ("Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series B Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

III.  Dividends

      Holders of the Series B Preferred Stock shall be entitled to receive, whether or not declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share, as a percentage of the Stated Value equal to 5% percent per annum, payable, in cash or shares of Common Stock (subject to the terms and conditions hereof) at the option of the Company quarterly in arrears, but in no event later than conversion applicable to such share of Series B Preferred Stock. Dividends on the Series B Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing the date of issuance and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Series B Preferred Stock of record on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series B Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Series B Preferred Stock, such payment shall be distributed ratably among the holders of the Series B Preferred Stock based upon the number of shares held by each holder.

      In no event, so long as any Series B Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities (other than a distribution of Junior Securities), without, in each such case, the written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a class.

IV.   Liquidation Preference

      A. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series B Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B Preferred Stock and holders of Pari Passu Securities (including any dividends or distribution paid on any Pari Passu Securities after the date of filing of this Articles of Amendment) shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares. Any prior dividends or distribution made after the date of filing of this Articles of Amendment shall offset, dollar for dollar, the amount payable to the class or series to which such distribution was made.

      B. At the option of any holder of Series B Preferred Stock, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute upon consummation of such transaction an amount equal to 120% of the Liquidation Preference with respect to each outstanding share of Series B Preferred Stock in accordance with and subject to the terms of this Article IV or (ii) be treated pursuant to Article VI.C(b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

      C. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series B Preferred Stock shall mean an amount equal to the sum of
(i) the Stated Value thereof
plus (ii) and amount equal to five percent (5%) per annum of such Stated Value for the period beginning on the date of issuance of the Series B Preferred Stock (the "Issue Date") and ending on the date of final distribution to the holder thereof (prorated for any portion of such period). The liquidation preference with respect to any Pari Passu Securities shall be as set forth in the Articles of Incorporation filed in respect thereof.

V.    Redemption

      A. If any of the following events (each, a "Mandatory Redemption Event") shall occur:

            (i) The Corporation fails to issue shares of Common Stock to the holders of Series B Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Articles of Amendment (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article VI.F below and the Corporation is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the holders upon conversion of the Series B Preferred Stock as and when required by this Articles of Amendment or the Registration Rights Agreement, dated as of April 24, 1998, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement"), fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of Series B Preferred Stock upon conversion of the Series B Preferred Stock as and when required by this Articles of Amendment, the Securities Purchase Agreement dated as of April 24, 1998, by and between the Corporation and the other signatories thereto (the "Purchase Agreement") or the Registration Rights Agreement, or fails to fulfill its obligations pursuant to Sections 4(c), 4(e), 4(h), 4(i), 4(j) or 5 of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) business days;

            (ii) In connection with the Securities Purchase Agreement dated April 24, 1998, the Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration Statement (as defined in the Registration Rights Agreement) prior to November 7, 1998 or such Registration Statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective. In connection with shares of Series B Preferred Stock issued pursuant to any other securities purchase agreement, the Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration Statement (as defined in the Registration Rights Agreement) prior to the expiration of six (6) months from the date of issuance of the Series B Preferred Stock or such Registration Statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective;

            (iii) The Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

            (iv) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation;

            (v) The Corporation shall fail to maintain the listing of the Common Stock on the Nasdaq National Market, the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange or the American Stock Exchange and such failure shall remain uncured for at least ten (10) business days, then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs (i), (ii) or (v) at the option of the holders of at least 50% of the then outstanding shares of Series B Preferred Stock by written notice (the "Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iii) or (iv), the Corporation shall purchase each holder's shares of Series B Preferred Stock for an amount per share equal to the greater of (1) 120% multiplied by the sum of (a) the Stated Value of the shares to be redeemed (the "Mandatory Redemption Date"), and (2) the "parity value" of the shares to be redeemed, where parity value means the product of (a) the number of shares of Common Stock issuable upon conversion of such shares in accordance with Article VI below (without giving any effect to any limitations or conversions of shares set forth in Article VI.A(b) below, and treating the Trading Day (as defined in Article VI.B.) immediately preceding the date of payment of the Mandatory Redemption Amount ("Mandatory Redemption Date") as the "Conversion Date" (as defined in Article VI.B(a)) unless the Mandatory Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion
Date), multiplied by (b) the Closing Price (as defined in Article VI.A(b)) for the Common Stock on such "Conversion Date" (the greater of such amounts being referred to as the "Mandatory Redemption Amount").

      In the case of a Mandatory Redemption Event, if the Corporation fails to pay the Mandatory Redemption Amount for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series B Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of the Mandatory Redemption Amount, with respect to each outstanding share of Series B Preferred Stock held by such holder, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Amount divided by the Conversion Price then in effect.

      B. If the Series B Preferred Stock ceases to be convertible as a result of the limitations described in the second paragraph of Article VI.A below (a "19.99% Redemption Event"), and the Corporation has not prior to, or within thirty (30) days of, the date that such

19.99% Redemption Event arises, (i) obtained approval of the issuance of the additional shares of Common Stock by the requisite vote of the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series B Preferred Stock that were issued upon conversion of Series B Preferred Stock) or (ii) received other permission pursuant to Nasdaq Marketplace Rule 4460(i) allowing the Corporation to resume issuances of shares of Common Stock upon conversion of Series B Preferred Stock, then the Corporation shall be obligated to redeem immediately all of the then outstanding Series B Preferred Stock, in accordance with this Article V.B. An irrevocable Redemption Notice shall be delivered promptly to the holders of Series B Preferred Stock at their registered address appearing on the records of the Corporation and shall state (1) that 19.99% of the Outstanding Common Amount (as defined in Article VI.A) has been issued upon exercise of the Series B Preferred Stock, (2) that the Corporation is obligated to redeem all of the outstanding Series B Preferred Stock and (3) the Mandatory Redemption Date, which shall be a date within five (5) business days of the date of the Redemption Notice. On the Mandatory Redemption Date, the Corporation shall make payment of the Mandatory Redemption Amount (as defined in Article V.A. above) in cash. If the Corporation fails to redeem in accordance with this Article V.B., then, in addition to all other remedies available to the holders of the Series B Preferred Stock, upon request of a majority-in-interest of the Series B Preferred Stock, the Corporation shall terminate the listing of its Common Stock on Nasdaq SmallCap (and any other exchange or quotation system with a rule substantially similar to Rule 4460(i)) and cause its Common Stock to be eligible for trading on the over-the-counter electronic bulletin board.

      C. Notwithstanding anything to the contrary contained in this Article V, so long as no Mandatory Redemption Event shall have occurred and be continuing, the Corporation shall have the right, on the date which is the third (3rd) anniversary of the date on which the Registration Statement is declared effective by the SEC, exercisable on not less than twenty (20) Trading Days prior written notice to the holders of Series B Preferred Stock, to redeem all of the outstanding shares of Series B Preferred Stock in accordance with this
Article V. Any notice of redemption hereunder (an "Optional Redemption") shall be delivered to the holders of Series B Preferred Stock at their registered addresses appearing on the books and records of the Corporation and shall state
(1) that the Corporation is exercising its right to redeem all of the outstanding shares of Series B Preferred Stock issued on the Issue Date and (2) the date of redemption (the "Optional Redemption Notice"). On the date fixed for redemption (the "Optional Redemption Date"), the Corporation shall make payment of the Optional Redemption Amount (as defined below) to or upon the order of the holders as specified by the holders in writing to the Corporation at least one
(1) business day prior to the Optional Redemption Date. If the Corporation exercises its right to redeem the Series B Preferred Stock, the Corporation shall make payment to the holders of an amount in cash (the "Optional Redemption Amount") equal to 120% of the Stated Value of the shares of Series B Preferred Stock to be redeemed plus any unpaid dividend for each share of Series B Preferred Stock then held. Notwithstanding notice of an Optional Redemption, the holders shall at all times prior to the Optional Redemption Date maintain the right to convert all or any shares of Series B Preferred Stock in accordance with Article VI and any shares of Series B Preferred Stock so converted after receipt of an Optional Redemption Notice and prior to the Optional Redemption Date set forth in such notice and payment of the aggregate Optional Redemption Amount shall be deducted from the shares of Series B Preferred Stock which are otherwise subject to redemption pursuant to such notice.

      From time to time following the Issue Date, the holders may request advance notice as to whether the Corporation intends to redeem the shares of Series B Preferred Stock. Such request shall be made in writing and the Corporation shall respond in writing as promptly as practicable but prior to 5:00 p.m. Eastern Standard Time one (1) business day after receipt of the request. The Corporation will be bound by such response for a period of twenty
(20) Trading Days (the "Term") from the date of its response. A failure to respond within one (1) business day shall be deemed to be an election not to redeem the Series B Preferred Stock during the Term. The holders may not request such notice in the event that the Corporation files a registration statement where the use of proceeds set forth in such registration statement are identified for purposes of redemption of the outstanding Series B Preferred Stock.

VI.   Conversion at the Option of the Holder

      A. (a) Each holder of shares of Series B Preferred Stock may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series B Preferred Stock into Common Stock as follows (an "Optional Conversion"). Each share of Series B Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the Stated Value thereof by (2) the then effective Conversion Price (as defined below); provided, however, that, unless the holder delivers a waiver in accordance with the immediately following sentence, in no event (other than pursuant to the Automatic Conversion (as defined herein)) shall a holder of shares of Series B Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series B Preferred Stock) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than 4.9% of the outstanding shares of Common
Stock. For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso and (ii) a holder may waive the limitations set forth therein by written notice to the Corporation upon not less than sixty-one (61) days prior written notice (with such waiver taking effect only upon the expiration of such sixty-one (61) day notice period).

         (b) So long as the Common Stock is listed for trading on Nasdaq SmallCap or an exchange or quotation system with a rule substantially similar to Rule 4460(i) then, notwithstanding anything to the contrary contained herein if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series B Preferred Stock (including any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of the Series B Preferred Stock for purposes of such rule) equals 19.99% of the "Outstanding Common Amount" (as hereinafter defined), the Series B Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of this Article VI and Article VII below, unless the Corporation (i) has obtained approval of the issuance of the Common Stock upon conversion of the Series B Preferred Stock by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series B Preferred Stock that were issued upon conversion of Series B Preferred Stock), or (ii) shall have otherwise obtained permission to allow such issuances from Nasdaq SmallCap in accordance with Nasdaq SmallCap Rule 4460(i). If the Corporation's Common Stock is not then listed on Nasdaq SmallCap or an exchange or quotation system that has a rule substantially similar to Rule 4460(i) limitations set forth herein shall be inapplicable and of no force and effect. For purposes of this paragraph, "Outstanding Common Amount" means (i) the number of shares of the Common Stock outstanding on the date of issuance of the Series B Preferred Stock pursuant to the Purchase Agreement plus (ii) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount." With respect to each holder of Series B Preferred Stock, the Maximum Share Amount shall refer to such holder's pro rata share thereof determined in accordance with Article X below. In the event that Corporation obtains Stockholder Approval or the approval of Nasdaq SmallCap, by reason of the inapplicability of the rules of Nasdaq SmallCap or otherwise and concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is not obtained, there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the Holder may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the effective date of such registration statement. In the event that (a) the aggregate number of shares of Common Stock issued pursuant to the outstanding Series B Preferred Stock represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of Series B Preferred Stock plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Series B Preferred Stock, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Corporation will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Mandatory Redemption Date.

        B. (a) Subject to subparagraph (b) below, the "Conversion Price" shall be the lesser of the Market Price (as defined herein) and the Fixed Conversion Price (as defined herein), subject to adjustments pursuant to the provisions of
Article VI.C below. "Market Price" shall mean 90% of the average of the two (2) lowest Closing Bid Prices during the twelve (12) consecutive Trading Day period ending one (1) Trading Day prior to the date (the "Conversion Date") the Conversion Notice is sent by a holder to the Corporation via facsimile (the "Pricing Period"). The "Fixed Conversion Price" shall mean $4.00. "Closing Bid Price" means, for any security as of any date, the closing bid price on Nasdaq SmallCap as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority in interest of the shares of Series B Preferred stock and calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

            (b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when Series B Preferred Stock is issued and outstanding and prior to the conversion of all Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than to connection with a plan of complete liquidation of the Corporation, then the holders of Series B Preferred Stock shall thereafter have the right to receive upon conversion of the Series B Preferred Stock, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series B Preferred Stock would have been entitled to receive in such transaction had the Series B Preferred Stock been converted in full (without regard to any limitations on conversion contained herein) immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Series B Preferred Stock. The Corporation shall not effect any transaction described in this subsection (b) unless (a) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series B Preferred Stock shall be entitled to convert the Series B Preferred Stock) and
(b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subsection (b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

            (c) Other Securities Offerings. If, at any time after the Issue Date, the Corporation sells Common Stock or securities convertible into, or exchangeable for, Common Stock, other than a sale pursuant to a bona fide firm commitment underwritten public offering of Common Stock by the Corporation (not including a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended), (collectively, the "Other Common Stock"), then, if the effective or maximum sales price of the Common Stock with respect to such transaction (including the effective or maximum conversion, or exchange price) ("Other Price") is less than the effective Conversion Price of the Series B Preferred Stock at such time and such Other Common Stock is eligible for resale prior to December 31, 1999, the Corporation shall adjust the Conversion Price applicable to the Series B Preferred Stock not yet converted in form and substance reasonably satisfactory to the holders of Series B Preferred Stock so that the Conversion Price applicable to the Series B Preferred Stock shall not, in any event, be greater, after giving effect to all other adjustments contained herein, than the Other Price.

the Corporation ("Bloomberg") or, if Nasdaq SmallCap is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security or as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Series B Preferred Stock being converted for which the calculation of the Closing Bid Price is required in order to determine the Conversion Price of such Series B Preferred Stock. "Trading Day" shall mean any day on Which the Common Stock is traded for any period on Nasdaq SmallCap, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

            (b) Notwithstanding anything contained in subparagraph (a) of this Paragraph B to the contrary, in the event the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock or otherwise publicly announces an intention to replace a majority of the corporation's Board of Directors by waging a proxy battle or otherwise (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph (a) of this Article VI.B. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction, tender offer or removal of the majority of the Board of Directors which a public announcement as contemplated by this subparagraph (b) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this subparagraph (b) to become operative.

      C. The Conversion Price Shall be subject to adjustment from time to time as follows:

            (a) Adjustment to Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when Series B Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, rights offering below the Trading Price (as defined below) to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Automatic Conversion of the Series B Preferred Stock, then the Conversion Price shall be

            (d) Adjustment Due to Distribution. Subject to Article III, if the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the holders of Series B Preferred Stock shall be entitled, upon any conversion of shares of Series B Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

            (e) Purchase Rights. Subject to Article III, if at any time when any Series B Preferred Stock is issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            (f) Adjustment for Restricted Periods. In the event that (1) the Corporation fails to obtain effectiveness with the Securities and Exchange Commission of the Registration Statement (as defined in the Registration Rights Agreement) prior to one hundred twenty (127) days following the Issue Date, or
(2) such Registration Statement lapses in effect, or sales otherwise cannot be made thereunder, whether by reason of the Corporation's failure or inability to amend or supplement the prospectus (the "Prospectus") included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective (including, without limitation, during an Allowed Delay (as defined in Section 3(f) of the Registration Rights Agreement), then the Pricing Period shall be comprised of, (i) in the case of an event described in clause (1), the twenty (20) Trading Days preceding the 127th day following the Issue Date plus all Trading Days through and including the third Trading Day following the date of effectiveness of the Registration Statement; and (ii) in the case of an event described in clause (2), the number of Trading Days preceding the date on which the holder of the Series B Preferred Stock is first notified that sales may not be made under the Prospectus that would otherwise then be included in the Pricing Period in accordance with the definition thereof set forth in Article VI-B(a), plus all Trading Days through and including the third Trading Day following the date on which the Holder is first notified that such sales may again be made under the Prospectus. If a holder of Series B Preferred Stock determines that sales may not be made pursuant to the Prospectus (whether by reason of the Corporation's failure or inability to amend or supplement the Prospectus) it shall so notify the Corporation in writing and, unless the Corporation provides such holder with a written opinion of the Corporation's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

            (g) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI.C, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Stock.

      D. For purposes of Article VI.C(a) above, "Trading Price," which shall be measured as of the record date in respect of the rights offering means (i) the average of the last reported sale prices for the shares of Common Stock on Nasdaq SmallCap as reported by Bloomberg, as applicable, for the five (5) Trading Days immediately preceding such date, or (ii) if Nasdaq SmallCap is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Trading Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, (b) at the option of a majority-in-interest of the holders of the outstanding Series B Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

      E. In order to convert Series B Preferred Stock into full shares of Common Stock, a holder of Series B Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") to the Corporation by facsimile dispatched on the Conversion Date (or by other means resulting in notice to the Corporation on the Conversion Date) at the office of the Corporation or its designated Transfer Agent for the Series B Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series B Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and (ii) surrender the original certificates representing the Series B Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent for the Series B Preferred Stock as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Company or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion, The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

            (a) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

            (b) Delivery of Common Stock Upon Conversion. Upon the surrender of certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within two (2) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a)above) (the "Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series B Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series B Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $2,000 per day in cash for each day beyond a two (2) day grace period following the Delivery Period that the Corporation fails to deliver Common Stock (a "Conversion Default") issuable upon surrender of shares of Series B Preferred Stock with a Notice of Conversion until such time as the Corporation has delivered all such Common Stock (the "Conversion Default Payments"). Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued or, at the option of the holder (by written notice to the Corporation by the first day of the month following the month in which it has accrued), shall be convertible into Common Stock in accordance with the terms of this Article VI.

      In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Article VI.A. and in this Article VI.E., the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

            (c) No Fractional Shares. If any conversion of Series B Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of the Series B Preferred Stock shall be the next higher number of shares.

            (d) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in notice) to the Corporation or its Transfer Agent before Midnight, New York City time, on the Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series B Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series B Preferred Stock shall survive to the extent the corporation fails to deliver such securities.

      F. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series B Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. As of the date of issuance of the Series B Preferred Stock, 750,000 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Series B Preferred Stock (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(h) of the Purchase Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Preferred Stock.

      If at any time a holder of shares of Series B Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "Conversion Default"), the Corporation shall issue to the holder (or holders, if more than one holder submits a Notice of Conversion in respect of the same Conversion Date, pro rata based on the ratio that the number of shares of Series B Preferred Stock then held by each such holder bears to the aggregate number of such shares held by such holders) all of the shares of Common Stock which are available to effect such conversion. The number of shares of Series B Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following a Conversion Default. In addition, the Corporation shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (a)(N/365), multiplied by (b) the sum of the Stated Value plus the Premium Amount per share of Series B Preferred Stock through the Authorization Date (as defined below), multiplied by (c) the Excess Amount on the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date"), multiplied by (d) .24, where (i) N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series B Preferred Stock. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Price, at the holder's option, as follows:

            (a) In the event the holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

            (b) In the event the holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which, it has accrued in accordance with the terms of this Article VI (so long as there is then a sufficient number of authorized shares).

      Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

      G. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Stock.

      H. Upon submission of a Notice of Conversion by a holder of Series B Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Articles of Amendment. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of shares of Series B Preferred Stock for any reason, then (unless the bolder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the holder shall regain the rights of a holder of such shares of Series B Preferred Stock with respect to such unconverted shares of Series B Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares of Series B Preferred Stock to the holder or, if such shares of Series B Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series B Preferred Stock have not been converted. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, the right to receive Conversion Default Payments pursuant to Article IV.E. to the extent required thereby for such Conversion Default and any subsequent Conversion Default).

VII. Automatic Conversion

      So long as the Registration Statement is effective and there is not then a continuing Mandatory Redemption Event, each share of Series B Preferred Stock issued and outstanding on April 24. 2003, subject to any adjustment pursuant to
Article V.A.(ii) (the "Automatic Conversion Date"), automatically shall be converted into stares of Common Stock on such date at the then effective Conversion Price in accordance with, and subject to, the provisions of Article VI hereof (the "Automatic Conversion"). The Automatic Conversion Date shall be delayed by one (1) Trading Day each for each Trading Day occurring prior thereto and prior to the full conversion of the Series B Preferred Stock that (i) sales cannot be made pursuant to the Registration Statement (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise including any Allowed Delays (as defined in Section 3(f) of the Registration Rights Agreement) or (ii) any Default Event (as defined in Article V.A.) exists, without regard to whether any cure periods shall have run. The Automatic Conversion Date shall be the Conversion Date for purposes of determining the Conversion price and the time within which certificates representing the Common Stock must be delivered to the holder.

VIII. Voting Rights

      The holders of the Series B Preferred Stock have no voting power whatsoever, except as otherwise provided by the Florida Corporation Law ("FCL"), in this Article VIII, and in Article IX below.

      Notwithstanding the above, the Corporation shall provide each holder of Series B Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

      To the extent that under the FCL the vote of the holders of the Series B Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Preferred Stock (except as otherwise may be required under the FCL) shall constitute the approval of such action by the class. To the extent that under the FCL holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series B Preferred Stock shall be entitled to notice of all shareholder meetings or written consents(and copies of proxy materials and other information sent to shareholders) with respect to which, they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the FCL.

IX. Protective Provisions

      So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the FCL) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

            (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock or any Senior Securities so as to affect adversely the Series B Preferred Stock;

            (b) create any new class or series of capital stock having a preference over the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Senior Securities");

            (c) create any new class or series of capital stock ranking pari passu with the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Pari Passu Securities");

            (d) increase the authorized number of shares of Series B Preferred Stock; or

            (e) do any act or thing not authorized or contemplated by this Articles of Amendment which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

      In the event holders of at least a majority of the then outstanding shares of Series B Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, pursuant to subsection (a) above, so as to affect the Series B Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series B Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Articles of Amendment as they exist prior to such alteration or change or continue to hold their shares of Series B Preferred Stock.

X. Pro Rata Allocations

      The Maximum Share Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Corporation pro rata among the holders of Series B Preferred Stock based on the number of shares of Series B Preferred Stock then held by each holder relative to the total aggregate number of shares of Series B Preferred Stock then outstanding.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

            IN WITNESS WHEREOF, this Articles of Amendment is executed on behalf of the Corporation this 1st day of July, 1998.

                                              METROPOLITAN HEALTH NETWORKS, INC.

                                              By: /s/ Noel J. Guillama
                                                  ------------------------------
                                              Name: Noel J. Guillama
                                              Title: President

                                                                   FILED
                                                              01 JUN-4 PM 3:50

                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                       METROPOLITAN HEALTH NETWORKS, INC.

      Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned Directors of METROPOLITAN HEALTH NETWORKS, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, bearing document number P96000004953, do hereby certify:

      That pursuant to Unanimous Written Consent of the Board of Directors of said Corporation dated March 12, 2001 and the consent of a majority of Shareholders of the outstanding common stock of the Corporation at a meeting on May 24, 2001, which shares voting at such meeting represented a majority of the total issued and outstanding capital stock of the Corporation entitled to vote. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

      The first two paragraphs of the following Article should be amended to read:

                           ARTICLE III - CAPITAL STOCK

            The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be ninety million (90,000,000) shares which are to be divided as follows:

            Eighty million (80,000,000) shares of Common Stock with a par value of $.001 per share and ten million (10,000,000) shares of Preferred Stock at a par value of $.001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

      IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of the 24th day of May, 2001

                                              METROPOLITAN HEALTH NETWORKS, INC.

                                              /s/ Fred Sternberg
                                              ----------------------------------
                                              By: Fred Sternberg, Chairman & CEO